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                                                                    EXHIBIT 99-1
                                                                    SCHEDULE III
                      VALLEY FORGE LIFE INSURANCE COMPANY
                      SUPPLEMENTARY INSURANCE INFORMATION

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                                                     (IN THOUSANDS OF DOLLARS)

                                 GROSS INSURANCE RESERVES
                              -------------------------------                                             AMORTIZATION
                               CLAIM                                                        INSURANCE          OF
                   DEFERRED     AND        FUTURE      POLICY-       NET         NET        CLAIMS AND       DEFERRED     OTHER
  Year Ended     ACQUISITION   CLAIM       POLICY      HOLDERS'    PREMIUM    INVESTMENT   POLICYHOLDERS'  ACQUISITION  OPERATING
  December 31,      COSTS     EXPENSE     BENEFITS      FUNDS      REVENUE      INCOME       BENEFITS        COSTS      EXPENSES
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
       1998      $111,963   $ 93,001    $ 2,438,305   $ 42,746   $ 315,599   $ 35,539      $ 301,900      $ 11,807      $ 35,813
                 ========   ========    ===========   ========   =========   ========      =========      ========      ========
       1997      $ 95,354   $ 81,242    $ 1,906,899   $ 39,928   $ 332,172   $ 29,913      $ 307,207      $ 11,818      $ 33,505
                 ========   ========    ===========   ========   =========   ========      =========      ========      ========
       1996      $ 74,589   $ 60,568    $ 1,621,504   $ 38,145   $ 325,486   $ 29,312      $ 304,840      $  1,177      $ 36,022
                 ========   ========    ===========   ========   =========   ========      =========      ========      ========

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